EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 033-54871, 033-54873, 033-54875, 333-39531, 333-39533, 333-49371, 333-61897, 333-80967, 333-46228, 333-56146, 333-108033, 333-119472, 333-137483, 333-144957, 333-153801, 333-160247, 333-175609 and 333-185587 on Form S-8 of our report dated June 27, 2013, relating to the financial statements and supplemental schedule of the Best Buy Retirement Savings Plan, appearing in this Annual Report on Form 11-K of Best Buy Retirement Savings Plan for the year ended December 31, 2012.
Minneapolis, Minnesota
June 27, 2013